EXHIBIT 99.1

[LOGO]

Contact: Edward Chambers, CFO

(484) 947-2000

For Immediate Release

NOBEL LEARNING COMMUNITIES, INC. ANNOUNCES

RESIGNATION OF DIRECTOR

West Chester, PA, August 15, 2003—Nobel Learning Communities, Inc. (NASDAQ:NLCI), a leading for-profit provider of education and school management services for the pre-elementary through 12th grade market, today announced that A. J. Clegg has resigned as a director of the Company, effective immediately. The Board expects to fill, in the near future, the vacancy on the Board created by Mr. Clegg’s resignation.

Nobel Learning Communities, Inc operates 178 schools in 15 states consisting of private schools and charter schools; pre-elementary, elementary, middle, specialty high schools and schools for learning challenged children clustered within established regional learning communities.

Except for historical information contained in this press release, the information in this press release consists of forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include changes in market demand, market condition and competitive activities, and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in NLCI’s filings with the SEC.

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